Exhibit 10.5

CELLEGY PHARMACEUTICALS, INC.

NOTICE OF ASSUMPTION OF BIOSYN OPTIONS

Dear Anne-Marie Corner:

As you know, on October 22, 2004, Cellegy Pharmaceuticals, Inc. (“Cellegy”) acquired all the outstanding shares of capital stock of Biosyn, Inc. (“Biosyn”) and assumed all outstanding options and warrants to purchase Biosyn common stock in an exchange transaction (the “Exchange”).  This letter confirms the information set forth in the Stock Option Assumption Agreement (“Option Assumption Agreement”) that was previously sent to you regarding one or more outstanding options to purchase Biosyn common stock (“Biosyn Options”) held by you prior to the Exchange.  As a result of the Exchange, your Biosyn Options are no longer exercisable for Biosyn common stock.  Instead, your Biosyn Options are exercisable for shares of Cellegy common stock under the terms set forth in the Option Assumption Agreement.

The tables below summarize your Biosyn Options immediately before and after the Exchange.  These options may have been granted to you pursuant to Biosyn’s 1999 Stock Option Plan (the “Plan”) or they may have been granted to you other than pursuant to the Plan.

	BIOSYN PLAN OPTION			ASSUMED BIOSYN OPTION

Grant Date	Option Expiration Date	No. of Shares of Biosyn Common Stock	Exercise Price per share	No. of Shares of Cellegy Common Stock	Exercise Price Per Share
1/1/00	12/31/09	15,000	$2.50	2,570	$14.60
1/1/01	12/31/10	15,000	$3.00	2,570	$17.52
2/20/02	2/19/12	20,000	$1.50	3,426	$8.76
1/6/03	1/5/13	50,000	$.05	8,564	$0.29
1/5/04	1/4/14	40,000	$.05	6,851	$0.29

	BIOSYN NON-PLAN OPTION			ASSUMED BIOSYN OPTION

Grant Date	Option Expiration Date	No. of Shares of Biosyn Common Stock	Exercise Price per share	No. of Shares of Cellegy Common Stock	Exercise Price Per Share
6/1/95	5/31/05	60,000	$0.01	10,277	$0.06
6/1/96	5/31/06	12,000	$0.01	2,056	$0.06
12/31/97	12/30/07	10,000	$0.01	1,713	$0.06
12/31/98	12/30/08	10,000	$3.00	1,713	$17.52
12/31/98	12/30/08	20,000	$0.01	3,426	$0.06

To exercise your assumed Biosyn Option(s), you must send to Cellegy at the address listed on the attached Exercise Notice (i) an executed and completed Exercise Notice for each Biosyn Option that you intend to exercise and (ii) the full purchase price of the Cellegy common stock that you wish to acquire upon exercise of the Biosyn Option in accordance with the Exercise Notice.

                Please note that pursuant to the terms of the Exchange, you will not be able to sell any shares of Cellegy common stock that you acquire upon exercise of your assumed Biosyn Options until January 20, 2005.

                If you have any questions about your assumed Biosyn Option(s), please call Virginia Alsup at Cellegy at 650-616-2200.

CELLEGY PHARMACEUTICALS, INC.

/s/ A. Richard Juelis
A. Richard Juelis,
Chief Financial Officer

EXHIBIT A

NOTICE OF EXERCISE

(For Employees of Cellegy Pharmaceuticals, Inc.)

CELLEGY PHARMACEUTICALS, INC.

Address:        349 Oyster Point Boulevard, Suite 200

                        South San Francisco, CA 94080

Attention: Corporate Secretary

I hereby elect to purchase the number of shares of Common Stock of CELLEGY PHARMACEUTICALS, INC. (the “Company”) as set forth below:

Option Holder:	Number of Shares Purchased:
Social Security Number:	Purchase Price per Share:
Address:	Aggregate Purchase Price:
Date of Option Agreement:

Type of Option:

                ☐ Incentive Stock Option

                ☐ Non-qualified Stock Option

1.                                       Delivery of Purchase Price.  Option Holder hereby delivers to the Company the Aggregate Purchase Price, to the extent permitted in the Stock Option Agreement (the “Option Agreement”) as follows (check as applicable and complete):

☐                                    in cash (by check) in the amount of $                         , receipt of which is acknowledged by the Company;

☐                                    through a “same-day-sale” commitment, delivered herewith, from Option Holder and the NASD Dealer named therein, in the amount of $                             .

2.                                       Lock-Up; Legend.  Option Holder hereby agrees that the Shares are subject to a lock-up agreement between the Company and Option Holder and that Option Holder may not sell or otherwise transfer, or enter into any agreement to sell or transfer, or enter into any other economic arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Shares (other than to donees of Option Holder who agree to be similarly bound) prior to January 20, 2005.  Option Holder hereby agrees that the Company may place appropriate restrictive legends on any stock certificates representing the Shares and may impose stop-transfer instructions with respect to the Shares to effect the foregoing.

3.                                       Tax Consequences.  OPTION HOLDER UNDERSTANDS THAT OPTION HOLDER MAY SUFFER ADVERSE TAX CONSEQUENCES AS A RESULT OF OPTION

                                                HOLDER’S PURCHASE OR DISPOSITION OF THE SHARES.  OPTION HOLDER REPRESENTS THAT OPTION HOLDER HAS CONSULTED WITH ANY TAX CONSULTANT(S) OPTION HOLDER DEEMS ADVISABLE IN CONNECTION WITH THE PURCHASE OR DISPOSITION OF THE SHARES AND THAT OPTION HOLDER IS NOT RELYING ON THE COMPANY FOR ANY TAX ADVISE.

4.                                       Entire Agreement.  The Option Agreement and the Stock Option Assumption Agreement that was previously delivered to Option Holder in connection with the Company’s acquisition of Biosyn, Inc. (“Option Assumption Agreement”) are incorporated herein by reference.  This Exercise Notice, the Option Agreement and the Option Assumption Agreement constitute the entire agreement and understanding of the parties and supersede in their entirety all prior understandings and agreements of the Company and Option Holder with respect to the subject matter hereof.

Date	Signature of Option Holder

Spousal Consent

I acknowledge that I have read the foregoing Notice of Exercise (the “Notice”) and that I know its contents.  I hereby consent to and approve all of the provisions of the Notice, and agree that the shares of the Common Stock of Cellegy Pharmaceuticals, Inc. purchased thereunder (the “Shares”) and any interest I may have in such Shares are subject to all the provisions of the Notice.  I will take no action at any time to hinder operation of the Agreement on these Shares or any interest I may have in or to them.

Date	Signature of Optionee’s Spouse

Spouse’s Name typed or printed

Optionee’s Name typed or printed